UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2009
TEXTRON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15515 (Commission File Number)	05-6008768 (IRS Employer Identification Number)

40 Westminster Street, P.O. Box 6687, Providence, Rhode Island	02940-6687
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 621-4200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     On July 15, 2009, Textron Financial Corporation’s (“Textron Financial”) affiliate, Textron Financial Floorplan Master Note Trust (the “Trust”), entered into an amendment to the Series 2008-CP-1 Supplement (the “Series 2008-CP-1 Amendment”) to the Amended and Restated Indenture, by and among the Trust, The Bank of New York Mellon, as indenture trustee, and Textron Financial, as servicer, to make certain amendments in respect of the interest rate, to increase the required subordination percentage and extend the final maturity of the Series 2008-CP-1 Variable Funding Notes (the “Notes”) previously issued by the Trust. In connection therewith, the Trust decreased the maximum amount of the Class A Notes to $450,000,000. The summary of the Series 2008-CP-1 Amendment set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Series 2008-CP-1 Amendment which is filed as Exhibit 4.1 and is incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description

4.1	Amendment No. 3, dated as of July 15, 2009, to Series 2008-CP-1 Supplement, dated as of March 20, 2008, to the Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of New York Mellon, as indenture trustee, and Textron Financial, as servicer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXTRON FINANCIAL CORPORATION (Registrant)
Date: July 20, 2009	By:	/s/ Thomas J. Cullen
		Name:	Thomas J. Cullen
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amendment No. 3, dated as of July 15, 2009, to Series 2008-CP-1 Supplement, dated as of March 20, 2008, to the Amended and Restated Indenture, dated as of May 26, 2005, by and among Textron Financial Floorplan Master Note Trust, The Bank of New York Mellon, as indenture trustee, and Textron Financial, as servicer.

4